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                                                                  Exhibit 10.9.1

                       EXECUTIVE LIFE INSURANCE AGREEMENT

1.       INTRODUCTION

         It is the consensus of the Board of Directors of Alliant Techsystems Inc. that you have provided valuable services to the Corporation in the past. Your experience, your knowledge of the affairs of the Corporation, and your demonstrated skills have made you a valued employee. For these reasons, the Board of Directors desires to provide you with the following benefit, should you remain an employee as specified in this Agreement.

2.       DEFINITIONS

         A.       Corporation

                  Corporation refers to Alliant Techsystems Inc.

         B.       Agreement

                  Agreement refers to this Executive Life Insurance Agreement between the Corporation and you.

         C.       You/Your

                  You/your refers to [NAME].

3.       ELIGIBILITY FOR THE BENEFIT

         If you terminate employment with the Corporation for any reason prior to reaching age 55 and completing at least five (5) years of Credited Service as defined in the Alliant Techsystems Inc. Aerospace Pension Plan, you are not entitled to a benefit pursuant to this Agreement.

         If you are age 55 or older, have completed five (5) years of Credited Service as defined in the Alliant Techsystems Inc. Aerospace Pension Plan, and terminate employment with the Corporation prior to retirement, you are not entitled to receive a benefit pursuant to this Agreement. The Corporation may, however, at its sole discretion, decide to provide you with a benefit pursuant to this Agreement.

         If you are age 55 or older, have completed five (5) years of Credited Service as defined in the Alliant Techsystems Inc. [Aerospace] Pension Plan, and retire from employment with the Corporation under terms mutually agreeable to you and the Corporation, you are entitled to receive a benefit pursuant to this Agreement at retirement.

         Eligibility for the benefits provided under this Agreement shall be determined as of the first date your service for the Corporation is terminated.

4.       BENEFIT

         The benefit is equal to the cash surrender value of the life insurance policy, disregarding any loans or encumbrances placed on the Policy by the Corporation, purchased by the Corporation on your life pursuant to the Split Dollar Life Insurance Agreement between you and the Corporation. Ownership of the life insurance policy may be transferred to you instead of a cash payment. You may then choose
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         to continue the life insurance policy, take a retirement income from the policy's cash surrender value, a combination of both, or surrender the policy.

5.       TERMINATION OF AGREEMENT

         A.       Without Notice

                  This Agreement shall terminate, without notice, upon the occurrence of any of the following events:

                  (1)      Total cessation of the business of the Corporation;

                  (2) The bankruptcy, receivership, or dissolution of the Corporation;

                  (3) Performance of the terms of this Agreement following your separation from service;

                  (4) Your death at a time when the terms of the Split Dollar Life Insurance Agreement between you and the Corporation is in effect; or

                  (5) Your separation from service under circumstances that do not entitle you to a benefit under this Agreement.

         B.       With Notice

                  In addition, either party may terminate this Agreement unilaterally and without cause, by written notice to the other party of such intent to terminate the Agreement. Such termination shall be effective as of the date specified in such notice.

6.       AMENDMENT OR TERMINATION AFTER A CHANGE OF CONTROL

         Notwithstanding anything herein to the contrary, the Corporation reserves the right to amend the provisions of the Agreement and to terminate the Agreement at any time prior to the date of a Change of Control. During the three (3) years following the date of a Change of Control, the provisions of this Agreement may not be amended if the amendment would adversely affect your rights, expectancies, or benefits under this Agreement (as in effect immediately prior to the Change of Control) unless the amendment is consented to in writing by you. The Agreement may be terminated at any time during this three (3) year period if and only if such termination is consented to in writing by you. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the benefits and/or assets of the Corporation to assume expressly all of the liabilities and obligations of the Agreement.

         For the purpose of this Agreement, a "Change of Control" shall mean any of the following events:

                  (a) the acquisition by any person or group of beneficial ownership of 20% or more of either the then outstanding stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, except that (I) no such person or group shall be deemed to own beneficially (1) any securities acquired directly from the Corporation pursuant to a written agreement with the Corporation, or (2) any securities held by the Corporation or a subsidiary (as defined below) or any employee benefit plan (or any related trust) of the Corporation or a subsidiary (as defined below), and (II) no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the stock and voting securities of the Corporation immediately before such acquisition, of the then outstanding stock and the combined voting power of
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         the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be;

                  (b) individuals who, as the date hereof, constitute the board of directors of the Corporation (the "Incumbent Directors") cease for any reason to constitute at least a majority of the board of directors of the Corporation; provided that any individual who becomes a director after the date hereof whose election, or nomination for election by the Corporation's stockholders was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended ("1934 Act"); or

                  (c) approval by the stockholders of the Corporation of (I) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the stock and voting securities of the Corporation immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such merger, reorganization or consolidation, (II) a liquidation or dissolution of the Corporation or
         (III) the sale or other disposition of all or substantially all of the assets of the Corporation.

                  For purposes of this definition, "person" means such term as used in Securities Exchange Commission ("SEC") Rule 13d-5(b) under the 1934 Act; "beneficial owner" means such term as defined in SEC Rule 13d-3 under the 1934 Act; "group" means such term as defined in Section 13(d) of the 1934 Act; "subsidiary" means a corporation as defined in
         Section 425(f) of the Internal Revenue Code of 1986, as amended ("Code") with the Corporation being treated as the employer corporation for purposes of this definition of subsidiary; and "stock" means the common stock of the Corporation, par value $.01, or any other common stock that the Corporation may issue from time to time.

7.       FUNDING

         The Corporation's obligation under this Agreement shall not be funded. Its obligation shall be a general, unsecured obligation of the Corporation.

         If the Corporation should at any time decide to obtain Corporate-owned insurance or annuities on your life, you agree to submit to medical exams, to sign documents, and to furnish any information or documents which the insurance company may require. Nothing in this section shall be construed as giving you or any other claimant any interest in any such insurance or annuity.

8.       ASSIGNMENT

         Assignment of any or all of the rights or benefits provided under this Agreement, or of any or all of the rights or benefits provided under the Split Dollar Life Insurance Agreement between you and the Corporation has significant tax consequences. Therefore, unless otherwise agreed to in writing by the Corporation, you shall not have the right to assign any right or benefit provided by this Agreement, and any attempt to do so shall be void.

9.       CLAIMS PROCEDURE

         A.       Filing of a claim for benefits.
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                  A claim for the benefits provided under the policy and this
                  Agreement may be made by contacting the administrative assistant for Alliant Techsystems Inc. at the following location:

                            Nevin Executive Benefits
                            100 Washington Square
                            Suite 1200
                            Minneapolis, MN 55401
                            (612) 343-2526

                  Nevin Executive Benefits shall contact Northwestern Mutual Life Insurance Company (Insurer) and take all reasonable and necessary actions to assist you or your beneficiary in filing a claim.

         B.       Claim denial.

                  With respect to a claim for benefits under said policy, the Insurer shall be the entity which reviews and makes decisions on claim denials according to the terms of the policy.

         C.       Notification to claimant of decisions.

                  Within ninety (90) days after the filing of a claim, the Insurer shall notify the claimant in writing (meeting the requirements of Section 9D hereafter), whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing the specific circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim.

         D.       Content of notice.

                  The Insurer shall provide, to any claimant who is denied a claim for benefits, written notice setting forth, in a manner calculated to be understood by the claimant, the following:

                  1)       The specific reason or reasons for the denial;

                  2) Specific reference to pertinent policy provision or provisions of this Agreement on which the denial is based;

                  3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  4) An explanation of the Agreement's claim review procedure, as set forth in Sections 9E and 9F following.

         E.       Review procedure.

                  The purpose of the review procedure set forth in this Section 9E and Section 9F, following, is to provide a method by which a claimant under the policy may have a reasonable opportunity to appeal a denial of claim for a full and fair review. To accomplish that purpose, the claimant or his/her duly authorized representative:

                  1) May request a review upon written application to the Insurer;

                  2) May review pertinent policy and Agreement documentation; and

                  3)       May submit issues and comments in writing.
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                  A claimant or duly authorized representative shall request a review by filing a written application for review at any time within sixty (60) days after receipt by the claimant of written notice of the denial of the claim.

         F.       Decision on review.

                  A decision on review of a denial of claim shall be made in the following manner:

                  1) The decision on review shall be made by the Insurer, which may, in its discretion, hold a hearing on the denied claim. The Insurer shall make its decision promptly, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                  2) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and include specific references to the pertinent policy or provisions of the Agreement on which the decision is based.

10.      EMPLOYMENT RIGHTS

         This Agreement shall not be construed to be a contract of employment. No provision of this Agreement shall restrict the right of the Corporation to terminate your employment.

11.      FRINGE BENEFIT ONLY

         The benefit provided by this Agreement is a fringe benefit only. You have no option to take cash from the Corporation in lieu of this benefit. This benefit is not being provided in lieu of a raise or bonus, or as part of a salary reduction program. This benefit shall not be treated as compensation for purposes of any retirement plan of the Corporation.

12.      NO EFFECT ON OTHER COMPENSATION PLANS

         The benefit provided hereunder shall be in addition to your annual salary and shall not affect your right to participate in any current or future Corporation retirement plan, or in any supplemental compensation arrangement which constitutes a part of the Corporation's regular compensation structure.

13.      AMENDMENT

         The provisions of this Agreement may only be amended on written agreement between you and the Corporation.

14.      CONSTRUCTION

         This Agreement shall be interpreted under the laws of the State of Minnesota.
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                                       ALLIANT TECHSYSTEMS INC.

The _____ day of _________, 19____.    ______________________________
                                       Vice President Human Resources




The _____ day of _________, 19____.    ______________________________
                                       [NAME]